1994 Stock Option Plan of Empire Gas Corporation
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              1994 Stock Option Plan of Empire Gas Corporation


I.              General Provisions


1.1              Purposes of the Plan


                Under this 1994 Stock Option Plan of Empire Gas Corporation (the "Plan"), Empire Gas Corporation (the "Corporation") will grant options to eligible employees, consultants, and outside directors to purchase shares of the capital stock of the Corporation. The Plan is designed to enable the Corporation and certain related companies to attract, retain, and motivate their employees and other service providers by providing for or increasing their proprietary interests in the Corporation. The options issued pursuant to the Plan are intended to be either Incentive Stock Options or Nonqualified Stock Options as determined by the Administrator and specified in the recipient's option agreement.


1.2             Definitions


                (a) "Administrator" means the Board, or, if the Board delegates responsibility for any matter to the Committee, the Committee.


                (b) "Board" means the Board of Directors of Empire Gas Corporation.


                (c) "Code" means the Internal Revenue Code of 1986, as amended.


                (d) "Committee" means the Compensation Committee of the Board, or such other committee as the Board may appoint to administer all or a part of this Plan.


                (e) "Common Stock" means the common stock, one-tenth of a cent per share par value, of Empire Gas Corporation


                (f) "Corporation" means Empire Gas Corporation, a Missouri corporation (or any successor corporation).

                (g) "Date of Exercise" means the date the Optionee delivers to the Secretary of the Corporation or his office the notice specified in
Section 2.7(a)(i).

                (h) "Date of Grant" means the date as of which the Administrator awards an Option to an Optionee, as specified in the minutes of the Administrator.



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                (i) "Employee" means any regular full-time common law
employee, including any who are also officers or directors, of the Group or any successor thereto. Solely for purposes of determining eligibility of persons to be recipients of Nonqualified Stock Option grants, the term "Employee" shall also include independent contractors and outside directors of and consultants to the Group.


                (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                (k) "Exercise Price" means the value of the consideration required under an Option Agreement to be provided in exchange for one share of Common Stock.


                (l) "Fair Market Value" of a share of Common Stock as of a given date means (1) the closing price of a share of Common Stock on the principal exchange on which Common Stock is then trading, if any, on the trading day before such date, or, if no shares were traded on the trading day before such date, then on the next preceding trading day during which a sale occurred; or (2) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the trading day before such date as reported by NASDAQ or such successor quotation system; or (3) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on the trading day before such date, as determined in good faith by the Administrator; or (4) if Common Stock is not publicly traded, the fair market value established by the Administrator acting in good faith.


                (m) "Group" means the Corporation and its Subsidiaries.


                (n) "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of Section 422 of the Code. Only officers and other employees of the Group may be granted Incentive Stock Options under this plan.


                (o) "Nonqualified Stock Option" means an Option that does not quality as an incentive stock option under Section 422 of the Code.


                (p) "Option" means a right to purchase Common Stock granted under the Plan.


                (q) "Option Agreement" means a written agreement executed by the Optionee and the Corporation that contains the terms and conditions provided in Article II and such additional terms and conditions, consistent with the Plan, as the Administrator may decide.



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                (r) "Optionee" means any Employee selected to receive
Options pursuant to Section 2.1 or, where the context requires, a person described in Section 2.5.


                (s) "Plan" means the Corporation's 1994 Stock Option Plan as set forth herein, as amended from time to time.


                (t) "Rule 16b-3" means Rule 16b-3 promulgated under Section 16 of the Exchange Act.


                (u) "Subsidiary" means a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.


                (v) "Termination of Employment" shall mean the time when the employer-employee or other service-providing relationship between the Employee and the Corporation ends for any reason, including death, disability, or retirement. Notwithstanding the foregoing and unless otherwise provided in the Option Agreement, "Termination of Employment" for purposes of Nonqualified Stock Options shall not include instances in which the Corporation immediately rehires a common law employee as an independent contractor or an independent contractor as an employee. The Administrator, in its sole discretion, shall determine all questions of whether particular terminations or leaves of absence are Terminations of Employment.


1.3             Shares of Common Stock Subject to the Plan


                (a) Subject to the provisions of Sections 1.3(c) and 3.1 (concerning corporate changes), the aggregate number of shares of Common Stock that may be issued pursuant to Options may not exceed 500,000 shares. The number of shares of Common Stock subject to any particular exercise of an Option shall be subtracted from that total, with no adjustment for the number of shares, if any, an Optionee delivers or relinquishes in satisfaction of tax withholding obligations or delivers in payment for exercise of an Option.


                (b) At the discretion of the Board or the Committee, the Common Stock to be issued pursuant to Options under the Plan will be made available either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Corporation, including shares purchased on the open market.


                (c) If any Option expires, is canceled, or terminates for any reason, the shares of Common Stock available under such Option shall again be available for the granting of Options to the extent consistent with Rule 16b-3 if then applicable.


1.4             Administration of the Plan



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                (a) The Board shall administer the Plan unless and to the
extent that it provides for administration by the Committee. If the Committee administers the Plan, the Committee will consist of two or more members of the Board who are appointed by the Board. With respect to grants made after the Common Stock is registered under Section 12 of the Exchange Act, the members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code. No members of the Committee shall be eligible to receive Options under Section 2.1 while serving on the Committee.


                (b) Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.


                (c) The Administrator has the authority to interpret the Plan, to make all other determinations necessary or advisable for the administration of the Plan, and to prescribe, amend, and rescind reasonable rules and regulations relating to the Plan. All Administrator interpretations, determinations, and actions will be final, conclusive, and binding upon all parties. The Administrator shall take all actions in connection with the administration of the Plan pursuant to a majority vote or by the unanimous written consent of its members.


                (d) No member of the Board, the Committee, or the agents thereof shall be liable for any action, inaction, or determination made in good faith with respect to the Plan or any transaction arising under the Plan.


II.             Option Terms and Conditions


2.1             Authority to Grant Options


                (a) The Administrator shall, in its sole discretion, select the Employees who receive Options and determine the terms of such Options, including the number of shares of Common Stock subject to an Option, the schedule for exercisability (including any requirements for satisfying performance criteria with respect to the Group and/or the Optionee), the time and conditions for expiration of the Option, and the form of payment due upon exercise. (In determining the type of payment that may be used, the Administrator shall consider whether the acceptance of that form of payment will likely benefit the Corporation.) The Administrator's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated. The Administrator may grant more than one Option to an Employee, provided the Employee is eligible under the terms of the Plan at the time of each succeeding grant. In its discretion, the Administrator may condition the granting of Options upon the Employee's cancellation of all or part of a previously granted Option. The Administrator may set the Exercise Price of the Options without regard to any existing Options.


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                (b)      No more than 120,000 shares of Common Stock may be
subject to Options granted to a single Employee under this Plan within a one calendar year period. If a portion of an Option is repriced, the number of shares subject to that portion shall be counted against the foregoing individual limit. Canceled options shall be counted against the limit for the period during which they were granted.


                (c) No Options shall be granted more than ten (10) years after the date on which the Board adopts this Plan.


2.2             Conditions of Grant


                The Administrator, in its sole discretion, may, as a condition to the grant of an Option, require an Employee who is the recipient of such Option to enter into one or more of the following agreements with the Corporation and/or the Group on or before the Date of Grant of such Option:


                         (a)     A covenant not to compete with the
Corporation and the Group, which shall become effective on Termination of Employment and which shall contain such terms and conditions as the Administrator shall specify; or


                         (b)     An agreement to cancel any employment
agreement, fringe benefit, or compensation arrangement in effect between the Employee and the Corporation or the Group.


2.3             Option Agreement


                The terms of each Option shall be contained in an Option Agreement, signed by the Optionee, that includes such terms and conditions consistent with the Plan and Rule 16b-3 as the Administrator may in its discretion determine necessary or advisable.


2.4             Exercise Price


                The Administrator shall determine the Exercise Price under each Option, but the Exercise Price may not be less than one hundred percent (100%) of the Fair Market Value on the Date of Grant for a Nonqualified Stock Option nor less than 100 percent (100%) of the Fair Market Value on the Date of Grant for an Incentive Stock Option. If an Option intended to be an Incentive Stock Option is granted to any Employee who, at the Date of Grant, owns Common Stock possessing more than 10 percent (10%) of the total combined voting power of all classes of the Corporation's stock (or the stock of any "subsidiary" or "parent" of the Corporation as those terms are defined in Section 424 of the Code), the Exercise Price shall be no less than 110 percent (110%) of the Fair Market Value on the Date of Grant.



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2.5             Person who may Exercise Options


                During the lifetime of the Optionee and except as provided in Section 3.5, only the Optionee or his duly appointed guardian or personal representative may exercise the Options. After his death, any exercisable portion of an Option may, before such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by the personal representative of the Optionee or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.


2.6             Exercisability


                (a) Options granted pursuant to this Plan shall be exercisable at such times and under such conditions as the Administrator shall determine; provided, however, that no portion of an Option shall be exercisable after the expiration of ten (10) years from its Date of Grant and that no portion of an Incentive Stock Option granted to any Employee who, at the Date of Grant, owns stock possessing more than 10 percent (10%) of the total combined voting power for all classes of the Corporation's stock (or the stock of any "subsidiary" or "parent" of the Corporation as those terms are defined in Section 424 of the Code) shall be exercisable after the expiration of five (5) years from the Date of Grant.


                (b) Subject to the provision of Section 3.7 (relating to shareholder approval), Options shall become exercisable at such times and in such manner as the Option Agreement may provide; provided, however, that by a resolution adopted after an Option Agreement is entered into, the Administrator may, on such terms and conditions as it determines appropriate, and subject to Section 3.7, accelerate the time at which the Optionee may exercise any portion of an Option.


                (c) No portion of an Option that is unexercisable by reason of Termination of Employment shall thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment thereto.


                (d) The Corporation will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Corporation to make a cash payment instead of issuing fractional shares.


                (e) Notwithstanding any other provision of this Plan or of an Option Agreement, if an Employee's Termination of Employment is for "cause" or if the Board makes a determination that the Employee (i) has engaged in any type of disloyalty to the Group, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or his provision of service to the Group, (ii) has been convicted of a felony, (iii) has disclosed trade secrets or confidential information of the Group, or (iv) has breached any agreement with any member of the Group in respect of confidentiality, non-disclosure, or non-competition, all

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of the Employee's unexercised Options shall terminate upon the earlier of the date of Termination of Employment for "cause" or the date of such a finding. In the event of such a finding, in addition to immediate termination of all of the Employee's unexercised Options, the Optionee shall forfeit all Shares for which the Corporation has not yet delivered share certificates to the Optionee and the Corporation shall refund to the Optionee the Exercise Price paid to it. Moreover, the Corporation may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.


2.7             Exercise of Options


                (a) An Optionee shall exercise any portion of an Option by delivering the notice described in Paragraph (1) below to the Secretary of the Corporation or his office on or before the date such portion of the Option becomes unexercisable under the applicable Option Agreement or the Plan and making payment as provided in Paragraph (2) within three (3) business days after such delivery:


                         (1)     A written notice of exercise, in a form
complying with any rules the Administrator may issue, signed by the Optionee, and specifying the number of shares of Common Stock underlying the portion of the Option being exercised; and


                         (2)     Full payment by cashier's or certified
check of the Exercise Price for the shares of Common Stock with respect to which the Option is being exercised. To the extent provided in the applicable Option Agreement, payment may also be made in one of the following alternative forms:


                                 (A)     Full payment in shares of Common
Stock having a Fair Market Value on the Date of Exercise equal to the Exercise Price;


                                 (B)     A combination of shares of Common
Stock valued at Fair Market Value on the Date of Exercise and cash or cash equivalents, equal in the aggregate to the Exercise Price; or


                                 (C)     By delivering a properly executed
exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the sale or loan proceeds to pay the Exercise Price.


                         The Optionee may deliver shares of Common Stock in
payment only if he has previously held those shares for at least six months, unless the Administrator waives that holding requirement after due consideration of the effect on the Corporation's financial statements. Moreover, unless the applicable Option Agreement provides otherwise, the alternative methods of payment are available only if and when the Common Stock is publicly traded.


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                (b)      The Optionee shall also deliver to the
Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable to comply with applicable provisions of the Securities Act of 1933 and any other Federal or state securities or other laws or regulations. The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to so comply including, without limitation, placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.


                (c) If someone other than the Employee exercises any portion of an Option pursuant to Section 2.5, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.


                (d) No adjustment will be made for a dividend or other right for which the record date precedes the Date of Exercise, except as provided in Section 3.1(a).


2.8             Tax Withholding


                The Corporation's obligation to deliver stock certificates upon the exercise of any Option shall be subject to the Optionee's satisfaction of all applicable Federal, State, and local income and employment tax withholding requirements. If such certificates have been delivered before the time a withholding obligation arises, the Corporation shall have the right to require the Employee to remit to the Corporation an amount sufficient to satisfy all Federal, state, or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Optionee, as compensation or otherwise, as necessary. The Administrator may, in its discretion, and subject to such rules as it may prescribe in its discretion, permit an Optionee to satisfy applicable tax withholding obligations by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold from the Common Stock otherwise issuable to the Optionee as the result of the exercise of an Option, a number of shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Corporation already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation. An Optionee may use shares of the Corporation's Common Stock issuable to the Optionee upon exercise of the Option to satisfy the tax withholding consequences of such exercise only after the Common Stock is publicly-traded and then only (a) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Corporation and ending on the twelfth business day following such date or (b) pursuant to the Optionee's irrevocable written election to use such shares of the Corporation's Common Stock to pay all or part of the withholding taxes made at least six months before the payment of such withholding taxes. In the absence of one of the foregoing methods, the Optionee must deliver to the Corporation the payment by cashier's or certified check to the Corporation of all amounts that the


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Corporation must withhold under Federal, state, or local law in connection with the exercise of the Option if the Corporation cannot, or decides not to, satisfy withholding obligations through additional withholding on salary or wages. Payment of withholding obligations is due for Nonqualified Stock Options at the same time as is payment of the Exercise Price and is due for Incentive Stock Options as of the date, if any, at which a withholding obligation relating thereto arises.


2.9             Expiration of Options


                (a) No one may exercise an Option after the expiration of ten (10) years from the Date of Grant or, if earlier for an Incentive Stock Option, the first to occur of the following events:


                         (1)     Except in the case of any Optionee who is
disabled (within the meaning of Section 22(e)(3) of the Code) or dies, the Optionee's Termination of Employment;


                         (2)     In the case of an Optionee who is disabled
(within the meaning of Section 22(e)(3) of the Code), the earlier of the expiration of six months from the date of the Optionee' s Termination of Employment for any reason other than such Optionee's death or 30 days after the Administrator determines that the Optionee is disabled, unless the Optionee dies before the earlier of those dates; or


                         (3)     The expiration of 90 days from the date of
the Optionee's death.


                The Administrator may, but need not, use the foregoing standards for early expiration of a Nonqualified Stock Option.


                (b) Subject to the provisions of Section 2.8(a), the Administrator may provide in the terms of an Option Agreement that any portion of the Option, whether then exercisable or not, expires immediately upon a Termination of Employment or that any portion of the Option shall become exercisable in the event of a Termination of Employment because of the Optionee's retirement, death, or disability. In the event that exercise is permitted after Termination of Employment, the Option shall nevertheless expire as of the date that such former Employee violates (as determined by the Board) any covenant not to compete in effect between any member of the Group and the former Employee.


2.10            $100,000 Limit for Incentive Stock Options


                No portion of an Option granted to an Optionee shall be treated as an Incentive Stock Option to the extent such portion of an Option would cause the aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first


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time during any calendar year to exceed $100,000. That portion of the Option shall instead be treated as a Nonqualified Stock Option. For purposes of determining whether an Incentive Stock Option would cause such aggregate
Fair Market Value to exceed the $100,000 limitation, all such Incentive
Stock Options shall be taken into account in the order granted and the Fair Market Value for each share under an option shall be determined as of that option's date of grant. For purposes of this section, Incentive Stock
Options include all incentive stock options under all plans of the Corporation that are "incentive stock option plans" within the meaning of
Section 422 of the Code.


2.11            No Exercise of Out-of-the-Money Options


                If Rule 16b-3 is then applicable to the Option, an Optionee may not exercise any portion of an Option while that portion of the Option is out-of-the-money, i.e., while the Exercise Price for a share of Common Stock underlying that portion of the Option exceeds the Fair Market Value of a share of Common Stock.


III.            Other Provisions


3.1             Adjustment Provisions


                (a) Subject to any required action by the Corporation (which it shall promptly take) or its shareholders, and subject to the provisions of the General and Business Corporation Law of Missouri, if, after the Date of Grant of an Option, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Common Stock is effected without the Corporation's receiving consideration, a proportionate and appropriate adjustment shall be made in the number of shares of Common Stock underlying the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. A commensurate change will be made in the maximum number and kind of shares provided in Section 1.3(a) and 2.1(b). Any such adjustment in an Option shall not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option's Exercise Price.


                (b)      In addition to the adjustments covered under
Section 3.1(a) above, any Option grant may contain provisions to the effect that upon the occurrence of certain events, including a change in control of the Corporation (as defined by the Administrator in the Optionee's Option Agreement), any outstanding Options not theretofore exercisable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Administrator at the time of the event, become fully exercisable or free from restrictions.


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                (c)      The Administrator will make adjustments and
determinations under Sections 3.1(a) and 3.1(b), and its determination will be final, binding, and conclusive.


                (d) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation as a result of which the outstanding securities of the class of securities then subject to the Options are changed into or exchanged for cash or property or securities not of the Corporation's issue, or any combination thereof, or upon a sale of substantially all the property of the Corporation to, or the acquisition of shares of Common Stock representing more than eighty percent (80%) of the voting power of the shares of Common Stock then outstanding by, another corporation or person, the Options shall terminate, unless provision be made in writing in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such options of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options shall continue in the manner and under the terms so provided. If an Option would otherwise terminate pursuant to the preceding sentence, the Optionee shall have the right, at such time before the consummation of the transaction causing such termination as the Corporation shall reasonably designate, to exercise the unexercised portions of the Option, including the portions thereof that would, but for this subsection, not yet be exercisable.


3.2             Continuation of Employment or Service


                Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Optionee any right to continue in the employ or service of the Corporation or affect the right of the Corporation to terminate the employment or service of any Optionee at any time with or without cause, subject to any contrary terms in a written employment agreement or contract for services with the Optionee.


3.3             Compliance with Government Regulations


                No shares of Common Stock will be issued pursuant to an Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Option, the Corporation may require the Optionee to take any reasonable action to comply with such requirements. No provision in the Plan or action taken pursuant thereto shall authorize any action that is otherwise prohibited by Federal or State laws.

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3.4             Privileges of Stock Ownership

                No Optionee and no beneficiary or other person claiming under or through such Optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such Optionee.


3.5             Restrictions on Transferability of Options and Common Stock


                Unless the Administrator otherwise approves in writing, an Option may not be assigned, transferred, pledged, hypothecated, or disposed of in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), to any person by the Optionee, except by will or by operation of applicable laws of descent and distribution. Unless the Administrator otherwise approves in advance in writing, the Optionee may not sell, assign, pledge, encumber, or otherwise transfer shares of Common Stock acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Grant Date, where the Grant Date occurs upon the later of the Date of Grant as defined in
Section 1.2(h) or the date on which the shareholders approve the Plan as provided in Section 3.7 hereof. The Administrator, in its sole discretion, may impose such other restrictions on the transferability of Options or shares purchasable upon the exercise of an Option, as it deems appropriate. The Option Agreement shall set forth any such other restrictions, and the certificates evidencing such shares of Common Stock may refer to such restrictions.


                Notwithstanding the preceding paragraph, an Optionee may, at any time before his death, assign all or any portion of his Nonqualified Stock Option to the trustee of a trust for the primary benefit of himself, his spouse, or his lineal descendant. In such event, the trustee will be entitled to all of the rights of the Optionee with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions, and restrictions applicable to the Option, as set forth herein and in the related Option Agreement, immediately before the date of the assignment. Any such assignment will be permitted only if (i) the Optionee does not receive any consideration therefore, and
(ii) the assignment is expressly permitted by the Option Agreement, as approved by the Administrator. Any such assignment shall be evidenced by an appropriate written document executed by the Optionee, and a copy thereof shall be delivered to the Secretary of the Corporation or his office on or before the effective date of the assignment.


3.6             Amendment and Termination of Plan; Amendment of Option


                (a) The Board will have the power, in its sole discretion, to amend, suspend, or terminate the Plan at any time; provided, however, that the Board may not amend the Plan without approval of the shareholders of the Corporation if Rule 16b-3 requires such approval. The Board is specifically authorized to adopt any amendment to this Plan the Board deems necessary or advisable to ensure that the Incentive Stock

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Options or Nonqualified Stock Options available under the Plan continue to be treated as such, respectively, under all applicable laws.

                (b) Except as otherwise provided by the applicable Option Agreement or by Section 1.4, 3.1, or 3.8, the Administrator may not, without the Optionee's consent, make modifications in the terms and conditions of an Option that adversely affect the Optionee. No Incentive Stock Option may be modified, extended, or renewed, without the Optionee's consent, if such action would cause it to cease to be an incentive stock option within the meaning of Section 422 of the Code.


                (c) No amendment, suspension, or termination of the Plan will, without the consent of the Optionee, alter, terminate, impair, or adversely affect any right or obligations under any Option previously granted under the Plan.


3.7             Approval of Plan by Stockholders


                The Corporation will submit this Plan for the approval of the Corporation's shareholders. The Administrator may grant Options before such shareholder approval, but the Optionee cannot exercise Options before the shareholders approve the Plan. Moreover, if the shareholders do not approve the Plan within 12 months after the Board's initial adoption of the Plan, all Options previously granted under the Plan shall thereupon be canceled and become void. The Corporation shall take such actions regarding the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b), when and if it becomes applicable.


3.8             Conformity to Securities Law


                The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 to the extent applicable. Notwithstanding anything herein to the contrary, the Administrator shall administer the Plan, and Options shall be granted and may be exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations. To the extent any provision of the Plan or action by the Administrator fails to comply with Rule 16b-3 (as in effect with respect to the Plan on the date such action is taken), the provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.


3.9             Purchase for Investment and Other Restrictions


                The issuance of Shares on the exercise of an Option shall be conditioned on obtaining such appropriate representations, warranties, restrictions, and agreements of the Optionee as set forth in the applicable Option Agreement and any Stock Purchase Agreement. Among other


       15 of 15

representations, warranties, restrictions, and agreements, the Optionee shall represent and agree that the purchase of Shares under the applicable Option Agreement shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares subject to the Option are registered under the Securities Act and the transfer or sale of such Shares complies with all other laws, rules, and regulations applicable thereto. Unless the Shares are registered under the Securities Act, the Optionee shall acknowledge that the Shares purchased on exercise of the Option are not registered under the Securities Act and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act in connection with the sale or transfer thereof, or that counsel satisfactory to the Corporation has issued an opinion satisfactory to the Corporation that the sale or other transfer of such Shares is exempt from registration under the Securities Act, and unless said sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations. Additionally, the Shares, when issued upon the exercise of an Option, shall be subject to other transfer restrictions, rights of first refusal, and rights of repurchase as set forth in or incorporated by reference into the applicable Stock Purchase Agreement. The certificates representing the Shares shall contain a legend substantially similar to the following:


                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE (EXCEPT AS PROVIDED IN SECTION 3.5 OF THE PLAN), OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO EMPIRE GAS CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. MOREOVER, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE PROVISIONS OF A CERTAIN STOCK PURCHASE AGREEMENT BETWEEN EMPIRE GAS CORPORATION AND THE STOCKHOLDER, A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY EMPIRE GAS CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE, AND ALL OF THE PROVISIONS OF SUCH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.


3.10            Applicable Law


                This Plan shall be governed by and construed in accordance with the laws of the State of Missouri.


IV.             Duration of Plan


                Unless sooner terminated by the Board, the Plan will terminate on October 24, 2004.